Exhibit 10.9.1

PERFORMANCE-BASED SHARE UNIT GRANT

Date:_________

Dear ____:

Pursuant to the terms and conditions of the Aqua America Inc. 2009 Omnibus Equity Compensation Plan, as amended and restated (the “Plan”), you have been granted performance-based share units as outlined below and in the attached Performance-Based Share Unit Grant Terms and Conditions.

Granted To: __________

Grant Date:__________

Target Award:   __________ shares

Vesting Date:    _________

Performance Period:    Period beginning on _______ and ending on _______

Vesting Schedule and

Performance Goals:    The Target Award is subject to vesting based on continued service and achievement of performance goals, as set forth in the Performance-Based Share Unit Grant Terms and Conditions, including Schedule A  attached thereto.

By my signature below, I hereby acknowledge and accept the award of this Performance-Based Share Unit Grant and the Performance-Based Share Unit Grant Terms and Conditions attached hereto and incorporated herein, and I agree to be bound by the terms of the Performance-Based Share Unit Grant, the Performance-Based Share Unit Grant Terms and Conditions and the Plan.  I hereby agree that all decisions and determinations of the Committee (as defined in the Plan) with respect to the performance-based share units shall be final and binding.

Signature: ________________________________________    Date: __________________________